Webb & Company, P.A.
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Certified Public Accountants


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated March 9, 2005, relating to the financial statements of Speedhaul Holdings, Inc. and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.
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WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 11, 2005